UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2009
INDIANA COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments.

On July 1, 2009, the Registrant determined that its earnings for the second quarter will be negatively impacted due to (1) a $6.8 million provision for loan losses and (2) the recognition of a $475,000 charge related to the FDIC special assessment which applies to all banks that have insured deposits.  The $6.8 million provision for loan losses and the $475,000 FDIC special assessment will result in an after-tax earnings charge of approximately $4.1 million, or $1.21 per common share.  The Registrant expects to release second quarter earnings on July 28, 2009.

The $6.8 million provision for loan losses resulted from a significant increase in charge offs during the quarter and an increase in non-performing assets of $4.1 million to $30.9 million at June 30, 2009.  Net charge offs for the quarter totaled $5.6 million which included $3.3 million of charge offs related to three condominium projects due to the continued decline of the condominium market in and around Indianapolis. These charge offs compare to net charge offs of $1.8 million for the first quarter of 2009.

As a result of this $6.8 million provision for loan losses, the Registrant’s allowance for loan losses was increased by $1.2 million to 1.31% of total loans from 1.12% of total loans at March 31, 2009.

The Registrant intends to pursue several possible courses of action to mitigate the ultimate losses with respect to the problem loans in its portfolio.  However, it is currently too early to determine if any of these actions will be successful.

To date, the Registrant has not incurred any material out-of-pocket expenditures (including legal and accounting fees) in connection with the resolution of the loans forming the basis for the increased provision described above.  The actual amount of such expenditures in the future could vary, depending on the length of time and number of hours of professional assistance required to finally resolve the loan, the nature of the proceedings in which the loan is resolved, and other factors that can not be precisely estimated.

Forward-Looking Statement
This Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include expressions such as “expects,” “intends,” “believes,” and “should,” which are necessarily statements of belief as to the expected outcomes of future events.  Actual results could materially differ from those presented.  The Registrant undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. The Registrant’s ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the Registrant’s most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 1, 2009	INDIANA COMMUNITY BANCORP

	By:	/s/ Mark T. Gorski
Mark T. Gorski, Executive Vice President and Chief Financial Officer